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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form F-3 to the Registration Statement on Form F-4 (Registration No. 333-24655) and related Prospectus of Olicom A/S (the "Company"), and to the incorporation by reference therein of our report dated April 2, 1997, with respect to the consolidated financial statements of the Company included in the Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG A/S



Copenhagen, Denmark
October 6, 1997






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